EXHIBIT 99.1

Apollo Global Management Announces Successful Completion of its Acquisition of Great
Wolf Resorts

Company Release – [5/4/2012]

NEW YORK, NY—(BUSINESS WIRE)— An affiliate of Apollo Global Management, LLC (NYSE: APO) (“Apollo”) and Great Wolf Resorts Inc. (NASDAQ: WOLF) (“Great Wolf” or the “Company”), today announced the successful completion of Apollo’s acquisition of Great Wolf, North America’s largest family of indoor waterpark resorts.

Aaron Stone, a Senior Partner at Apollo Global Management, commented, “We are very excited to have completed the acquisition of Great Wolf. Since the beginning of this process, we have been extremely impressed with Great Wolf, including its management team and the exceptional family destination resorts that it operates.”

Scott Ross, a Partner at Apollo Global Management, added, “We believe that Great Wolf will prove to be a strong addition to the Apollo portfolio of investments and we look forward to working with Kim Schaefer and her talented management team to build upon the Company’s distinctive brand and the incomparable experience Great Wolf offers to its millions of customers."

Kim Schaefer, Chief Executive Officer of Great Wolf, said, “All of us at Great Wolf are very excited about partnering with the team at Apollo and what that partnership will mean for our next phase of growth, as well as the benefits it offers to our employees and the communities we serve.  Apollo’s proven investment track record and access to capital will facilitate the continued expansion of Great Wolf as a premier family vacation destination.”

About the Acquisition

The acquisition was effected through an equity tender offer followed by a merger. The tender offer, which was made at $7.85 per share pursuant to the definitive merger agreement entered into among affiliates of Apollo and Great Wolf on March 12, 2012, as amended, expired as scheduled at 9:00 a.m., New York City time, on Friday, May 4, 2012. Excluding shares tendered by notice of guaranteed delivery, a total of approximately 24,054,129 shares of common stock, representing approximately 72 percent of the outstanding shares, were tendered into and not withdrawn from the tender offer.  If all guaranteed delivery shares are received, approximately 76 percent of the outstanding shares will have been tendered. According to the terms of the equity tender offer, shares that were validly tendered and not withdrawn have been accepted for payment. The parties subsequently completed the acquisition by merging Great Wolf into an affiliate of Apollo after the closing of the top-up option in accordance with the merger agreement. The Company’s shares ceased trading on the NASDAQ Global Market at the close of market on May 4, 2012, and will no longer be listed.

About Apollo Global Management

Apollo (NYSE: APO) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of more than $75 billion as of December 31, 2011, in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit http://www.agm.com.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® brand. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C.  Great Wolf’s consolidated subsidiary, Creative Kingdoms, LLC, is a developer and operator of technology-based, interactive quest adventure experiences such as MagiQuest®.  Additional information may be found on Great Wolf’s website at http://www.greatwolf.com.

Additional Information and Where to Find It

The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The tender offer described herein was not be made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable state or foreign securities or “blue sky” laws. The tender offer was made pursuant to a tender offer statement on Schedule TO filed by affiliates of Apollo Global Management, LLC with the SEC on March 13, 2012 as subsequently supplemented and amended. Great Wolf filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Apollo tender offer with the SEC on March 13, 2012, which has been subsequently amended. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement, in each case, and together with any amendments or supplements thereto, contain important information that should be read carefully. Copies of tender offer statement may be obtained from MacKenzie Partners, Inc. at (212) 929-5500 (collect) or (800) 322-2885 (toll free).  The solicitation/recommendation statement and such other documents may also be obtained for free from Great Wolf by directing such request to Investor Relations, 525 Junction Road, Ste. 6000 South Tower, Madison, WI 53717, telephone: (608) 662-4700. Copies of the tender offer statement, the solicitation/recommendation statement and other documents filed by the parties may also be obtained at the SEC’s Web site at www.sec.gov or at Great Wolf’s Web site at corp.greatwolfresorts.com.

Forward-Looking Statements

Statements herein regarding the Offer, the top-up option and the subsequent short-form merger may constitute “forward-looking statements” as defined in the federal securities laws.  Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions.  Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements.  Apollo and Great Wolf believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Apollo or Great Wolf or persons acting on Apollo’s or Great Wolf’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Apollo and Great Wolf undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use Great Wolf’s historical performance to anticipate results or future period trends.

Additional factors that may affect future results are contained in Great Wolf’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011, as amended, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed unless required by law.

For More Information

Apollo Global Management, LLC	Great Wolf Resorts, Inc.

Investors:	Investors:
ICR, Inc. for Great Wolf Resorts, Inc.
Gary M. Stein, 212-822-0467	Brad Cohen, 203-682-8211
Head of Corporate Communications	Brad.Cohen@icrinc.com
gstein@apollolp.com
or	Media:
Patrick Parmentier, CPA, 212-822-0472	ICR, Inc. for Great Wolf Resorts, Inc.
Investor Relations Manager	Michael Fox, 203-682-8218
pparmentier@apollolp.com	Michael.Fox@icrinc.com

Media:
Rubenstein Associates, Inc. for Apollo Global Management, LLC Charles Zehren, 212-843-8590 czehren@rubenstein.com